FORM OF STOCKHOLDER SUPPORT AGREEMENT
                                  [Individual]

                  STOCKHOLDER SUPPORT AGREEMENT dated as of July 14, 1997 (this "Agreement"), by and between the person or entity designated as Stockholder on the signature page hereto (the "Stockholder"), in favor of MERIT BEHAVIORAL CARE CORPORATION, a Delaware corporation (the "Parent") and MERIT MERGER CORP., a Delaware corporation ("Merger Sub"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

                  WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially the number of shares of common stock, par value $.00333 per share ("Company Common Stock"), of CMG Health, Inc., a Maryland corporation (the "Company") set forth below its name on the signature page hereto (such shares, together with any other voting or equity securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares"); and

                  WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Merger Sub, a wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as the same may be amended or modified from time to time, in accordance with the terms thereof, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger") and certain capital stock of the Company outstanding immediately prior to the Effective Time of the Merger will be converted into and represent the right to receive cash and, subject to the fulfillment of certain conditions, Additional Consideration Rights which include, among other things, the right to receive a certain number of shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

                  WHEREAS, Stockholder has reviewed and is familiar with the terms and provisions of the Merger Agreement and all documents, instruments and agreements ancillary thereto; and

                  WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder is willing to agree, among other things, to vote for the Merger, upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Merger Sub and Parent as follows:

(a) The Stockholder is the sole record and Beneficial Owner of, and has good title to, all of the Shares set forth below its name on the signature page hereto, and there exist no restrictions on transfer, options, proxies, voting agreements, voting trusts or Liens affecting the Shares, subject to the agreement among stockholders disclosed in Section 4.4 of the Company Disclosure Schedule.

(b) The Shares constitute all of the Securities of the Company beneficially owned, directly or indirectly, by the Stockholder or its Associates or Affiliates.

(c) Except for the Shares, the Stockholder does not, directly or indirectly, beneficially own or has any option, warrant or other right to acquire any Securities of the Company (presently, with the passage of time, subject to conditions or otherwise) that are or may by their terms or law become entitled to voting rights or any securities that are convertible or exchangeable into or exercisable for any Securities of the Company.

(d) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or the Shares or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority.

Section 2. Voting of Shares; Proxy.

(a) The Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company in lieu of a meeting, Stockholder will vote all of the Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled and (iii) in favor of any other matter necessary or useful to consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company (or any class thereof).

(b) The Stockholder hereby grants to Parent an irrevocable proxy to vote the Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Shares would be entitled, including, without limitation, giving or withholding written consents of stockholders, calling special meetings of stockholders and voting at such meetings for the purposes of voting the Shares in accordance with clauses (i), (ii) or (iii) of Section 2(a) hereof.

Stockholder hereby revokes all prior proxies relating to the Shares, affirms that this proxy is irrevocable and is coupled with an interest in the Shares and a general interest in the Company and its assets and liabilities, including the interest of Parent arising out of the Merger Agreement, and ratifies and confirms all that the Parent may lawfully do or cause to be done by virtue hereof.

Section 3. No Disposition. During the term of this Agreement, except as otherwise provided herein, Stockholder will not (a) offer to sell, sell, pledge or otherwise dispose of or transfer (except by operation of law in a merger or business combination of the Company with or into any other entity or entities) any interest in or encumber with any Lien any of its Shares, (b) acquire any Shares or other securities of the Company, (c) deposit its Shares into a voting trust, enter into a voting agreement or arrangement with respect to its Shares or grant any proxy or power of attorney with respect to its Shares, or (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any Shares or any other Securities of the Company.

Section 4. No Solicitation. From the date hereof until the Effective Time, the Stockholder hereby covenants and agrees not to (a) solicit, encourage or entertain inquiries or proposals or initiate, enter into or continue any discussions, negotiations or agreements relating to the sale or other disposition of the Company (whether through a merger, reorganization, stock purchase or otherwise) or a material portion of its assets, properties, businesses or operations (a "Proposed Acquisition") to or with any person or entity other than Parent or Merger Sub or (b) provide any assistance or any information to any person or entity other than Parent or Merger Sub relating to any Proposed Acquisition. The Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Parent or Merger Sub) heretofore conducted, or the provision of any information to any party (other than Parent or Merger Sub) to which information heretofore has been provided, with respect to any Proposed Acquisition. If, after the date hereof, the Stockholder receives any such inquiry or proposal or request for information, or offer to discuss or negotiate any Proposed Acquisition, the Stockholder will immediately provide notice thereof to Parent.

Section 5. Termination. This Agreement shall terminate upon any termination of the Merger Agreement in accordance with the terms thereof; provided, however, no such termination shall affect or limit the liability of the Stockholder for willful and material breach of its representations, warranties or covenants set forth herein.

Section 6. Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have pursuant to applicable law or otherwise.

Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 8. Definitions.

"Adverse Interest" shall have the meaning accorded such term in Article 8 of the Uniform Commercial Code as adopted by the State of Delaware.

"Affiliates" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

"Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

"Beneficial Owner" and "beneficially owned" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Liens" means any liens, claims, security interests, pledges, charges, Adverse Interests or other encumbrances of whatever nature.

"Securities" shall have the meaning ascribed to such term in Section 3(10) of the Exchange Act, and shall include, without limitation, the Shares.

Section 9. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) Stockholder represents and warrants that the negotiations relevant to this Agreement have been carried on by Parent and Merger Sub, on the one hand, and the Stockholder, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, except as expressly provided in the Merger Agreement. Stockholder will indemnify and hold harmless Parent and Merger Sub from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

(e) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to a Stockholder to the address set forth beneath the Stockholder's name on the signature page hereto.

                  If to Parent or Merger Sub to:

                           Merit Behavioral Corporation
                           One Maynard Drive
                           Park Ridge, New Jersey  07446
                           Attention:Michael G. Lenahan, Esq.
                                     Executive Vice President - Mergers
                                        and Acquisitions and General Counsel
                           Telecopier:      (201) 573-1324

                  with a copy to:

                           Latham & Watkins
                           Sears Tower, Suite 5800
                           233 South Wacker Drive
                           Chicago, Illinois  60606
                           Attention:       Mark D. Gerstein, Esq.
                           Telecopier:      (312) 993-9767

(f) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

(g) Any suit, action or proceeding by a party hereto, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any state or federal court of competent jurisdiction in the State of Delaware, and each party hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, each party hereto appoints The Corporation Trust Company, at its office in Wilmington, Delaware, as its agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to a party hereto in the manner provided in Section 8(e) hereof, shall be deemed in every respect effective service of process upon it in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of a party hereto to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any party hereto, in such other jurisdictions and in such manner, as may be permitted by applicable law. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

                  IN WITNESS WHEREOF, each of the parties hereto hs caused this Agreement to be duly executed as of the date first written above.

         STOCKHOLDER:

                                   Print Name:

                                    Address:




                          Number of Shares of Company Common Stock:


         PARENT:              MERIT BEHAVIORAL CARE
                              CORPORATION, a Delaware corporation


                              By: ___________________________
                                 a duly authorized signatory


         MERGER SUB:           MERIT MERGER CORP.,
                               a Delaware corporation


                              By: ____________________________
                                 a duly authorized signatory